PROMISSORY NOTE


$50,000.00                                   Dated September 1, 1998
Principal Amount                             State of Arizona

      This Promissory Note is hereby entered into on the I St day of September, 1998 by and between Auto Network USA, Inc., an Arizona corporation having its office at 8135 E. Butherus, Suite 3, Scottsdale, Arizona, hereinafter referred to as the
    BORROWER, AND,
      Mike and/or Debbie Stuart, whose address is 9118 East Topeka Drive, Scottsdale, Arizona 85255, hereinafter referred to as the LENDER.
      Borrower hereby promises to pay Lender the sum of Fifty Thousand Dollars ($50,000.00), together with interest thereon at the rate of twelve percent (12%) per annum on the unpaid balance. Said sum shall be paid as follows:
      Interest payments of $500.00 payable in affaires on the I" day of each month beginning October 1, 1998; and,
      The principal amount of $50,000.00 shall be due and payable on October 1, 1999 unless such termination of this Note shall occur in which case all principal amount shall become immediately due and payable.
      This note may be prepaid, in full at any time, without penalty. This Note may be extended at the option of the Lender on a month to month basis.
      The proceeds from this Note shall at all times be solely used to acquire motor vehicles for resale and their titles shall also serve as security and as collateral against the eventual repayment of this Note. Lender shall have the right to verify and confirm this collateral at any time and violation of this security shall be cause for the immediate termination of this Note.
      This Note shall be immediately due and payable upon the failure to make any payment due herein and/or upon the resignation or removal of Mr.
Stuart as a Director of Auto Network USA, Inc.
      In the event this Note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. AR payments hereunder shall be made to such address as shown above or as may from time to time be designated by Lender. Default interest shall be at eighteen percent (I 8%) per annum.
      This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Arizona
Signed in the presence of-

/S/ CHANDRA KASKAS                              /S/ MARK MOLDENHAUER
Witness                                   Auto Network USA, Inc.
                                          Mark Moldenhauer, Secretary